Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BANNER CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2006

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Banner Corporation. The meeting will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 25, 2006, at 10:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                                                                Sincerely,

                                                                                                                               /s/D. Michael Jones

                                                                                                                               D. Michael Jones
                                                                                                                               President and Chief Executive Officer

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BANNER CORPORATION
10 S. First Avenue
Walla Walla, Washington 99362
(509) 527-3636

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 25, 2006

        NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Banner Corporation ("Company") will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 25, 2006, at 10:00 a.m., local time, for the following purposes:

        (1)         To elect four directors to serve for a three-year term; and

        (2)         To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 1, 2006 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                           /s/Albert H. Marshall

                                                                                                                          ALBERT H. MARSHALL
                                                                                                                          SECRETARY

Walla Walla, Washington
March 24, 2006

IMPORTANT: The prompt return of proxies will save your Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

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PROXY STATEMENT
OF
BANNER CORPORATION
10 S. First Avenue
Walla Walla, Washington 99362
 (509) 527-3636

ANNUAL MEETING OF SHAREHOLDERS
 APRIL 25, 2006

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Banner Corporation ("Company") to be used at the 2006 Annual Meeting of Shareholders ("Annual Meeting") of the Company. The Company is the holding company for Banner Bank (sometimes referred to herein as the "Bank"). The Annual Meeting will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 25, 2006, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 24, 2006.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 1, 2006 are entitled to one vote for each share of common stock of the Company ("Common Stock") then held. As of March 1, 2006, the Company had 12,128,640 shares of Common Stock issued and outstanding.

        If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

        Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot.

        The Board recommends a vote "FOR" the election of the nominees for director.

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

        Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance

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at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Banner Corporation ESOP. If a shareholder is a participant in the Banner Corporation Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. The instructions are confidential and will not be disclosed to the Company. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of five percent of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the Record Date, certain information regarding those persons who were beneficial owners of more than five percent of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity beneficially owned more than five percent of the Common Stock as of the Record Date.

Name	Number of shares Beneficially Owned	Percent of Shares Outstanding
Beneficial Owners of More Than 5%

Westport Asset Management, Inc. 253 Riverside Avenue Westport, Connecticut 06880	793,465 (1)	6.5

Banner Corporation Employee Stock Ownership Plan Trust 10 S. First Avenue Walla Walla, Washington 99362	912,386 (2)	7.5

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,028,312 (3)	8.5
__________
(1)   Information concerning the shares owned by Westport Asset Management, Inc. is reported as of December 31, 2005 and was obtained from an amended Schedule 13G dated February 13, 2006. According to this filing, Westport Asset
       Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940, has shared voting power with respect to 757,165 shares and shared dispositive power with respect to 793,465 shares.
(2)  Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of the Record Date, 615,398 shares have been allocated to participants' accounts, excluding allocations to individuals who no longer participate in the ESOP. The trustees of the ESOP are Directors Adams, Budke, Casper,
       Epstein, Kravas, Mitchell, Orrico, Pribilsky and Smith.
(3)  Information concerning the shares owned by Dimensional Fund Advisors, Inc. is reported as of December 31, 2005 and was obtained from an amended Schedule 13G dated February 1, 2006. According to this filing, Dimensional Fund
      Advisors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, has sole voting and dispositive power with respect to 1,028,312 shares.

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        The following table sets forth, as of the Record Date, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement (the "named executive officers") and (c) all executive officers and directors of the Company as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Directors

Robert D. Adams	91,099	(2)	*
Gordon E. Budke	14,232		*
David B. Casper	89,329		*
Edward L. Epstein	10,385		*
Jesse G. Foster	98,529		*
Constance H. Kravas	6,808		*
Dean W. Mitchell	69,396		*
Brent A. Orrico	174,338	(3)	1.4
Wilber Pribilsky	109,530		*
Gary Sirmon	298,898		2.5
Michael M. Smith	10,485		*

Named Executive Officers

D. Michael Jones**	72,940		*
Michael K. Larsen	143,468	(4)	1.2
Richard B. Barton	15,556		*
Paul E. Folz	16,909		*
Lloyd W. Baker	50,436	(5)	*

All Executive Officers and Directors as a Group (19 persons)	1,356,899		11.2

*    Less than 1% of shares outstanding.
**  Mr. Jones is also a director of the Company.
(1)  In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within
       60 days of the Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the ESOP and shares of restricted stock granted under the Company's Management Recognition and
       Development Plan, as to which the holders have voting power but not investment power, are included as follows: Mr.
       Budke, 1,815 shares; Mr. Epstein, 2,420 shares; Mr. Foster, 4,990 shares; Ms. Kravas, 3,025 shares; Mr. Sirmon, 11,641 shares; Mr. Smith, 2,420 shares; Mr. Jones, 9,559 shares; Mr. Larsen, 12,322 shares; Mr. Barton, 2,456 shares; Mr. Folz,
       2,440 shares; Mr. Baker, 8,447 shares; and all executive officers and directors as a group, 80,907 shares. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of the Record Date through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Adams, 4,000; Mr. Budke, 10,890; Mr. Casper, 4,000; Mr. Epstein, 7,260; Mr. Foster, 7,963; Ms. Kravas,
       3,630; Mr. Mitchell, 1,800; Mr. Orrico, 25,890; Mr. Pribilsky, 24,000; Mr. Sirmon, 60,487; Mr. Smith, 7,260; Mr. Jones,
       19,384; Mr. Larsen, 22,711; Mr. Barton, 11,800; Mr. Folz, 11,800; Mr. Baker, 18,226; and all executive officers and directors as a group, 285,254.
(2)   Includes 2,163 shares owned by Mr. Adams' wife.
(3)   Includes 42,964 shares owned by companies controlled by Mr. Orrico and 86,527 shares owned by trusts directed by
        Mr. Orrico.
(4)   Includes 2,752 shares owned by Mr. Larsen's wife.
(5)   Includes 847 shares owned by Mr. Baker's wife.

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PROPOSAL 1 - ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Four directors will be elected at the Annual Meeting to serve for a three-year period, or until their respective successors have been elected and qualified. The nominees for election this year are Gordon E. Budke, David B. Casper, Constance H. Kravas and Michael M. Smith, each of whom is a current member of the Board of Directors.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

        The Board of Directors recommends a vote "FOR" the election of Messrs. Budke, Casper and Smith and Ms. Kravas.

        The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

Name	Age as of December 31, 2005	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES

Gordon E. Budke	64	2002	2009 (2)
David B. Casper	69	1976	2009 (2)
Constance H. Kravas	59	2004	2009 (2)
Michael M. Smith	51	2003	2009 (2)

DIRECTORS CONTINUING IN OFFICE

Robert D. Adams	64	1984	2007
Edward L. Epstein	69	2003	2007
Wilber Pribilsky	72	1987	2007
Gary Sirmon	62	1983	2007
Jesse G. Foster	67	1996	2008
D. Michael Jones	63	2002	2008
Dean W. Mitchell	71	1979	2008
Brent A. Orrico	56	1999	2008

(1) Includes prior service on the Board of Directors of Banner Bank.
(2) Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Gordon E. Budke is President of Budke Consulting, PLLC, which specializes in general business assistance to small and growing companies. A Certified Public Accountant, he retired from Coopers & Lybrand (now PricewaterhouseCoopers) in October 1997. Mr. Budke serves on the Board of Directors of Yokes Foods, Inc.

        David B. Casper is President of David Casper Ranch, Inc., a farming operation he has owned since 1973.

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        Constance H. Kravas is the University of Washington's Vice President for Development and Alumni Relations and also serves as the President of University of Washington Foundation. Prior to joining the University of Washington in 2001, she served as Vice Chancellor for University Advancement at the University of California, Riverside, and as Vice President for Advancement of Washington State University and President of the Washington State University Foundation.

        Michael M. Smith has managed a family-owned farming and orchard operation, B.T. Loftus Ranches, Inc., in Washington's Yakima valley since 1974. He is also a founder, director and former president of Yakima Chief, Inc., an international hops sales organization.

        Robert D. Adams recently sold his business interests as a partner in and the President and Chief Executive Officer of Carroll Adams Tractor Co., which sold and rented farm, industrial and consumer equipment and with which he was affiliated for 36 years.

        Edward L. Epstein is a senior partner with the Portland, Oregon, law firm of Stoel Rives LLP, with which he has been affiliated since 1962. Mr. Epstein specializes in corporation law and co-chaired the firm's mergers and acquisitions practice group for a number of years.

        Wilber Pribilsky is the Chairman of Bur-Bee Co., Inc., a wholesale food distributor, with which he has been affiliated for 58 years. In 2004, Bur-Bee Co., Inc. sold its business assets to SYSCO Corporation and Harbor Wholesale Grocery Co.

        Gary Sirmon is Chairman of the Board and a Director of the Company and Banner Bank. He joined Banner Bank in 1980 as an Executive Vice President and served as its Chief Executive Officer from 1982 until February 2002.

        Jesse G. Foster is Vice Chairman of the Board and a Director of the Company and Banner Bank. Mr. Foster retired as an officer of the Company as of the end of 2003 and now serves as a consultant to the Bank. He was formerly the Chief Executive Officer, President and a Director of Inland Empire Bank, which he joined in 1962.

        D. Michael Jones is the President and Chief Executive Officer, and a Director, of the Company and Banner Bank. He joined Banner Bank in 2002 following an extensive career in banking, finance and accounting. Mr. Jones is a Certified Public Accountant (Inactive) and served as President and Chief Executive Officer from 1996 to 2001 for Source Capital Corporation, a lending company in Spokane, Washington. From 1987 to 1995, Mr. Jones served as President of West One Bancorp, a large regional banking franchise based in Boise, Idaho.

        Dean W. Mitchell recently retired as Owner and Manager of Tri-Cities Communications, Inc., which operated KONA AM and FM radio stations, with which he was affiliated for 45 years.

        Brent A. Orrico is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company, with which he has been affiliated for 11 years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the calendar year ended December 31, 2005, the Board of Directors of the Company held 10 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period. A majority of the Board of Directors is comprised of independent directors, in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Board of Directors has determined that Messrs. Adams, Budke, Casper, Epstein, Mitchell, Orrico, Pribilsky and Smith and Ms. Kravas are independent.

        The Executive Committee, consisting of Directors Sirmon, Adams, Casper, Foster, Jones and Pribilsky, acts for the Board of Directors when formal Board action is required between regular meetings. This Committee has the

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authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with a subsidiary of the Company. The Executive Committee met once during the year ended December 31, 2005.

        The Audit Committee, consisting of Directors Budke, Adams, Mitchell and Smith, oversees management's fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also has the sole authority to appoint or replace the Company's independent auditors and oversees the activities of the Company's internal audit functions. The Audit Committee has a Charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the Charter. Each member of the Audit Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock Market. In addition, Mr. Budke meets the definition of "audit committee financial expert," as defined by the Securities and Exchange Commission ("SEC"). The Audit Committee met 12 times during the year ended December 31, 2005.

        The Compensation Committee, which consists of Directors Mitchell, Budke, Casper and Orrico, sets salary policies and levels for senior management and oversees all salary and incentive compensation programs for the Company. The Compensation Committee has a Charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the Charter. All members of the Committee are independent directors. The Compensation Committee met three times during the year ended December 31, 2005.

        The Corporate Governance/Nominating Committee, consisting of Directors Orrico, Casper, Epstein, Kravas and Pribilsky, assures that the Company maintains the highest standards and best practices in all critical areas relating to the management of the business of the Company. The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies. The Corporate Governance/Nominating Committee has a Charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the Charter. The Committee revised its Charter, effective as of July 26, 2005. A copy of the revised Charter is attached hereto as Appendix A. The Company has not made the Charter available on its website. Each member of the Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock Market. This Committee met five times during the year ended December 31, 2005.

        The Corporate Governance/Nominating Committee met on January 31, 2006 to nominate directors for election at the Meeting. Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the Meeting. In its deliberations for selecting candidates for nominees as director, the Corporate Governance/Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Committee will consider director candidates recommended by the Company's shareholders. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Company's Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals" in this proxy statement.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Banner Corporation, 10 S. First Avenue, Walla Walla, Washington 99362. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such

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communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended last year's annual meeting of shareholders.

Corporate Governance

        The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Corporate Governance/Nominating Committee is responsible for initiatives to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Stock Market with respect to corporate governance. The Committee will continue to evaluate and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.

        Code of Ethics. On June 19, 2003, the Board of Directors adopted the Officer and Director Code of Ethics. The Code is applicable to each of the Company's directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is being filed as an exhibit to the Company's Annual Report on Form 10-K.

DIRECTORS' COMPENSATION

        Non-employee directors of the Company receive an annual retainer of $25,000, and a fee of $1,000 per regular meeting attended, $1,000 per special meeting attended and $1,000 per committee meeting attended. The Chairman of the Board receives an additional $20,000 annual retainer. The Chairman of the Audit Committee receives an additional $20,000 annual retainer and the Chairman of the Corporate Governance/Nominating Committee receives an additional $250 per committee meeting attended. Officers of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors.

        In order to encourage the retention of qualified directors, the Company has entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement. Each director may direct the investment of the deferred fees toward the purchase of life insurance, the Company's Common Stock, mutual fund-style investments or a stable value account. The Company has established grantor trusts to hold the Common Stock and mutual fund-style investments. The assets of the trusts are considered part of the Company's general assets and the directors have the status of unsecured creditors of the Company with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount based on the value of the director's account balance upon the occurrence of either event. At retirement, a director may elect to receive the balance of his account in a lump sum or in annual installments over a period not exceeding the life expectancy of the director and his beneficiary. At December 31, 2005, the Company's estimated deferred compensation liability expense accrual with respect to non-employee directors under these agreements was $10.8 million.

        Banner Bank entered into a salary continuation agreement with Mr. Gary Sirmon, a director and former Chairman, President and Chief Executive Officer of the Company and the Bank to ensure his continued service through retirement. Banner Bank purchased life insurance to finance the benefits payable under the agreement. Mr. Sirmon retired on July 16, 2005 and will receive monthly payments over a minimum of a 180-month period following retirement. The annual payment for Mr. Sirmon is $77,000.

        Banner Bank also is party to an agreement with Mr. Sirmon to provide him with supplemental retirement benefits. The agreement provides that, following Mr. Sirmon's retirement at or after attaining age 62 (or in the event of his prior death or disability) and for a minimum of a 180-month period thereafter, Banner Bank will pay him (or his beneficiary) an annual benefit based on his level of pre-retirement compensation and other retirement benefits. The agreement also restricts Mr. Sirmon's ability to compete with the Bank for a three-year period following his termination of employment. The annual payment for Mr. Sirmon under this agreement is $57,604, or approximately $4,800 per month.

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        Banner Bank entered into a consulting agreement with Mr. Jesse G. Foster, a director and former executive officer of the Company, on December 19, 2003. The agreement, which is on a month to month basis and may be terminated by either party upon 30 days' notice, provides for compensation of $10,000 per month. The monthly compensation includes any Board or committee fees payable to Mr. Foster. The agreement restricts Mr. Foster's ability to compete with Banner Bank in any county in which the Bank or any other affiliate of the Company has an office or branch for a period of two years after termination of the agreement.

        Banner Bank also is party to an agreement with Mr. Foster to provide him with supplemental retirement benefits. The agreement provides that, following Mr. Foster's retirement at or after attaining age 62 (or in the event of his prior death or disability) and for a 12-year period thereafter, Banner Bank will pay him (or his beneficiary) an annual benefit equal to 40% of his average annual salary during the three years preceding his retirement. The agreement also restricts Mr. Foster's ability to compete with the Bank within a 50-mile radius of the former Banner Bank of Oregon's main and branch office locations for a one-year period following his termination of employment. Mr. Foster retired as an executive officer effective as of December 31, 2003 and is receiving payments of approximately $6,000 per month under this agreement.

EXECUTIVE COMPENSATION

        Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Company and for the four highest paid executive officers of the Company who received salary and bonus (incentive compensation) in excess of $100,000 for the year ended December 31, 2005.

		Annual Compensation			Long-Term Compensation Awards
Name and Position	Year	Salary	Bonus (1)	Other Annual Compen- sation (2)	Restricted Stock Award (3)	Securities Underlying Options	All Other Compen- sation (4)
D. Michael Jones	2005	$365,000	$150,000	$2,520	$ --	--	$38,499
President and	2004	365,000	60,000	4,054	--	--	33,516
Chief Executive Officer	2003	365,000	--	3,449	355,900	--	26,268

Michael K. Larsen	2005	232,500	100,000	4,793	--	--	58,279
Executive Vice President,	2004	220,000	100,000	4,403	15,855	2,000	75,755
Real Estate Lending	2003	195,000	67,000	4,521	--	6,000	46,933
Division

Richard B. Barton	2005	201,667	60,000	13,150	--	--	24,163
Executive Vice President,	2004	185,833	50,000	9,575	15,855	2,000	19,573
Senior Credit Officer	2003	170,000	30,000	8,042	--	5,000	9,097

Paul E. Folz	2005	180,833	50,000	4,643	--	--	20,272
Executive Vice President,	2004	173,334	45,000	5,136	15,855	2,000	19,176
Community Banking	2003	141,000	25,000	5,314	--	5,000	35,204

Lloyd W. Baker	2005	180,833	45,000	7,505	--	--	22,647
Executive Vice President,	2004	173,833	40,000	7,435	15,855	2,000	20,942
Chief Financial Officer	2003	164,000	25,000	4,799	--	5,000	18,798

_____________

(1)	Reflects bonuses accrued based on performance for the year ended December 31, 2004 and paid in 2005.
(2)	Amounts for fiscal year 2005 reflect: for Mr. Jones, certain club dues of $2,520; for Mr. Larsen, company car allowance of $2,273 and certain club dues of $2,520; for Mr. Barton, company car allowance of $6,000 and certain club dues of $7,150; for Mr. Folz, company car allowance of $2,063 and certain club dues of $2,580; and for Mr. Baker, company car allowance of $4,985 and certain club dues of $2,520.
(3)	Represents the total value of the award of shares of restricted stock pursuant to the Company's 1996 Management Recognition and Development Plan for the period indicated, as follows: on June 3, 2002, Messrs. Barton and Folz were each awarded 2,000


shares; on January 23, 2003, Mr. Jones was awarded 20,000 shares; and on December 16, 2004, Messrs. Larsen, Barton, Folz and Baker were each awarded 500 shares. Such awards will vest ratably over a five-year period. At December 31, 2005, the value of the unvested restricted stock awards were: Mr. Jones, $374,400 (12,000 shares at $31.20 per share); Mr. Larsen, $12,480 (400 shares at $31.20 per share); Mr. Barton, $37,440 (1,200 shares at $31.20 per share); Mr. Folz, $37,440 (1,200 shares at $31.20 per share); and Mr. Baker, $12,480 (400 shares at $31.20 per share). Dividends will be paid on the restricted stock.
(4)	Amounts for fiscal year 2005 reflect: for Mr. Jones, deferred compensation contribution of $18,300, ESOP contribution of $12,600, employer contribution to the Company's 401(k) Plan of $4,200, and taxable portion of Company paid life insurance of $3,399; for Mr. Larsen, deferred compensation contribution of $7,486, ESOP contribution of $12,600, employer contribution to the Company's 401(k) Plan of $5,250, salary continuation plan accrual of $29,748, and taxable portion of Company paid life insurance of $3,195; for Mr. Barton, deferred compensation contribution of $3,460, ESOP contribution of $12,600, employer contribution to the Company's 401(k) Plan of $5,250, and taxable portion of Company paid life insurance of $2,853; for Mr. Folz, deferred compensation contribution of $1,374, ESOP contribution of $12,600, employer contribution to the Company's 401(k) Plan of $5,250, and taxable portion of Company paid life insurance of $1,048; and for Mr. Baker, deferred compensation contribution of $1,249, ESOP contribution of $12,600, employer contribution to the Company's 401(k) Plan of $6,812, and taxable portion of Company paid life insurance of $1,986.

        Option Grants in Last Fiscal Year. No stock options were granted to the named executive officers during the calendar year ended December 31, 2005.

        Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended December 31, 2005 and remaining unexercised at the end of the fiscal year, is presented for the named executive officers.
	Shares Acquired on Exercise
		Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

D. Michael Jones	5,154	$48,396	14,538	20,000	$171,548	$236,000
Michael K. Larsen	5,346	80,787	21,511	6,160	325,875	70,092
Richard B. Barton	--	--	10,800	10,200	107,962	97,858
Paul E. Folz	--	--	10,800	10,200	107,962	97,858
Lloyd W. Baker	--	--	17,226	5,560	263,743	60,774

(1) Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on December 31, 2005 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

        Employment Agreements with Named Executive Officers. The Company entered into employment agreements with Mr. Jones on February 11, 2002, Messrs. Larsen and Baker on July 1, 1998 and with Messrs. Barton and Folz on June 3, 2002 (individually, the "Executive"). The agreements provide that the Executive's base salary is subject to annual review. As of December 31, 2005, the current base salaries for Messrs. Jones, Larsen, Barton, Folz and Baker are $365,000, $234,000, $203,000, $182,000 and $182,000, respectively. In addition to base salary, the agreements provide for the Executive's participation in the employee benefit plans and other fringe benefits applicable to executive personnel. The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors of Banner Bank. The agreements for Messrs. Barton and Folz were extended on April 26, 2005; the agreement for Messrs. Larsen and Baker were extended on June 30, 2005; and the agreement for Mr. Jones was extended on January 31, 2006. The employment of the Executive is terminable at any time for cause as defined in the agreements. In addition, the employment of the Executive may be terminated without cause in which case he or she would continue to receive his or her base salary over the remaining term of the agreement.

        The agreements also provide for the payment of severance benefits to the Executive in the event of his or her termination of employment following a change in control of Banner Bank or the Company. Such benefits would include a lump sum payment equal to 2.99 times the average of the Executive's five preceding years' compensation and continuation of retirement, life, health and disability coverage for a three-year period. In the event of a change in control


of Banner Bank or the Company as of December 31, 2005, the total cash payment due under the agreements, excluding any benefits payable under any employee benefit plan, would be approximately $1,370,339, $957,339, $690,517, $584,096 and $578,516 for Messrs. Jones, Larsen, Barton, Folz and Baker, respectively. For purposes of the agreements, "change in control" includes, among other things, a change in control within the meaning of the rules and regulations promulgated by the Board of Governors of the Federal Reserve System under the Change in Bank Control Act of 1978, the acquisition by any person of securities representing 25% or more of the outstanding securities of Banner Bank or the Company, or a plan of reorganization, merger, consolidation or sale of substantially all of the assets of Banner Bank or the Company in which Banner Bank or the Company is not the resulting entity. The agreements restrict the right of the Executive to compete against Banner Bank or the Company for a period of one year following retirement in the area of Walla Walla or any other area in which Banner Bank maintains a full service branch office.

        Salary Continuation and Deferred Compensation Agreements. Banner Bank has entered into a salary continuation agreement with Mr. Larsen to ensure his continued service with Banner Bank through retirement. Banner Bank has purchased life insurance to finance the benefits payable under the agreement. Assuming that Mr. Larsen remains in the employ of Banner Bank to age 65, the agreement provides for monthly payments over a minimum of a 180-month period following retirement. The annual payment for Mr. Larsen would be $64,000. In the event of Mr. Larsen's termination of employment by reason of death or disability prior to age 65, the salary continuation benefit would be payable to him or his designated beneficiary.

        For 1994 and subsequent years, Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, limits to $150,000 (indexed) per employee the amount of compensation that is considered for purposes of determining the maximum contribution to Banner Bank's tax-qualified profit sharing plan on behalf of each eligible employee. Banner Bank credits certain executive officers whose total compensation exceeds $150,000 with additional deferred compensation to restore amounts that may not be contributed to the profit sharing plan as a consequence of the Section 401(a)(17) limitation. For the fiscal year ended December 31, 2005, $18,300 was credited as deferred compensation for Mr. Jones; $7,486 was credited as deferred compensation for Mr. Larsen; $3,460 was credited as deferred compensation for Mr. Barton; $1,374 was credited as deferred compensation for Mr. Folz; and $1,249 was credited as deferred compensation for Mr. Baker.

        In order to encourage the retention of qualified executive officers, the Company has entered into deferred compensation agreements whereby executive officers may defer all or a portion of their cash and stock compensation until retirement. Each executive officer may direct the investment of the deferred compensation toward the purchase of life insurance, the Company's Common Stock, mutual fund-style investments or a stable value account. The Company has established grantor trusts to hold the Common Stock and mutual fund-style investments. The assets of the trusts are considered part of the Company's general assets and the executive officers have the status of unsecured creditors of the Company with respect to the trust assets. The deferred compensation agreements provide pre-retirement death and disability benefits in an amount based on the value of the executive officer's account balance upon the occurrence of either event. At retirement, an executive officer may elect to receive the balance of his account in a lump sum or in annual installments over a period not exceeding the life expectancy of the executive officer and his beneficiary. At December 31, 2005, the Company's estimated deferred compensation liability expense accrual with respect to executive officers under these agreements was $1.4 million.

        Supplemental Executive Retirement Program. The Company has adopted a Supplemental Executive Retirement Program ("SERP") for selected senior executives, including Messrs. Jones, Larsen and Baker (individually, the "Executive"). At termination of employment at or after attaining age 62 with at least 15 years of service (age 65 with at least five years of service in the case of Mr. Jones), the Executive's annual benefit under the SERP would be computed as the product of 3% of the Executive's final average compensation (defined as the three calendar years of the Executive's annual cash compensation, including bonuses, which produce the highest average within the Executive's final eight (five in the case of Mr. Jones) full calendar years of employment) and the Executive's annual years of service, reduced by certain amounts, such as the amount payable to the Executive under the Company's 401(k) profit sharing plan and its ESOP, employer-contributed deferred compensation and any amount payable to an Executive under the salary continuation agreements described above. The maximum benefit would be 60% of final average compensation, less applicable reductions. A reduced benefit is payable at termination of employment at or after attaining age 59 1/2 with at least 15 (five in the case of Mr. Jones) years of service. At December 31, 2005, only Mr. Larsen was eligible for


benefits under the SERP. At December 31, 2005, the estimated annual benefit payable to Messrs. Jones, Larsen and Baker upon normal retirement would be approximately $75,220, $37,855 and $103,725, respectively.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal audit department and management of the Company.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2005:

      The Audit Committee has completed its review and discussion with management of the Company's 2005 audited financial statements;

      The Audit Committee has discussed with the independent auditors, Moss Adams LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

      The Audit Committee has received written disclosures, as required by Independence Standards Board Standard
      No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditors and their related entities and the Company and its related entities which, in the auditors'
      professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in their professional judgment, they are independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

      The Audit Committee has, based on its review and discussions with management of the Company's 2005 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2005 be included in the Company's
      Annual Report on Form 10-K.

                 Audit Committee:                     Gordon E. Budke, Chairman
                                                                     Robert D. Adams
                                                                     Dean W. Mitchell
                                                                     Michael M. Smith

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers


include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for setting the policies and compensation levels for directors, officers and employees of the Company, while the Compensation Committee of the Board of Directors of the Bank is responsible for setting the policies and compensation levels for directors, officers and employees of the Bank.

        General. The Compensation Committees' duties are to recommend and administer policies that govern executive compensation. Each Committee is responsible for evaluating the performance of its Chief Executive Officer while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the appropriate Committee regarding compensation levels. The Compensation Committee of the Company has final authority to set compensation levels with respect to all Company directors, officers and employees, and the Compensation Committee of the Bank has final authority to set compensation levels with respect to all Bank directors, officers and employees.

        Compensation Policies. The executive compensation policies of the Company and the Bank are designed to establish an appropriate relationship between executive pay and the Company's and the Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

      To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of the highest caliber;

      To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

      To motivate executives to enhance long-term shareholder value by building their equity interest in the Company;
      and

      To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.

        The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

        Base Salary. The current compensation plans involve a combination of salary, at-risk incentives to reward short-term performance, and stock options and restricted stock awards to reward long-term performance and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States. The Committees' peer group analyses focus on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman USA (actuaries and consultants) in association with the Washington Bankers Association, the Washington Financial League and the Oregon Bankers Association, covering 106 Northwest financial organizations, the America's Community Bankers' Compensation Survey which covers 375 responding financial institutions, the Moss Adams Pacific Northwest Bankers' Compensation Survey covering 100 respondents in seven Western states, Pacific Northwest Compensation Data 2005 sponsored by the Association of Washington Business and Compdata Surveys, covering 124 companies in Washington and Oregon, the Watson Wyatt Survey of Top Management Compensation and an individualized review of executive compensation prepared by Watson Wyatt.


        Incentive (at-risk) Compensation Program. A short-term incentive plan is in effect for the officers of the Bank which is designed to compensate for performance. The plan is designed to provide for incentive compensation of up to 35% of salary for the chief executive officer, up to 25% of salary for executive and senior vice presidents, up to 20% of salary for branch managers and lenders at the vice president level and up to 15% of salary for vice presidents and certain other officers. In certain circumstances, incentive compensation may be payable at higher levels based on exceptional performance in excess of established targets. The performance incentive is based primarily on quantifiable data such as return on assets, return on equity, loan and deposit growth, asset quality and level of operating expenses. Subjective evaluation of performance is limited.

        Deferred Compensation. To the extent that executive officers' contributions to the Company's retirement programs are limited by applicable law, the Company credits each affected executive with deferred compensation in the amount of the additional annual contribution the executive would have received if such limits were not applicable. In 2004, the Company adopted deferred compensation plans which allow executive officers of the Company to defer all or part of their cash compensation or non-qualified stock options until retirement.

        Long Term Incentive Compensation. The Company, with shareholder approval, adopted both the 1996 Management Recognition and Development Plan and the 1996 Stock Option Plan on July 26, 1996, the 1998 Stock Option Plan on July 24, 1998 and the 2001 Stock Option Plan on April 20, 2001, under which officers may receive grants and awards. The Company believes that stock ownership by the Company's and the Bank's officers is a significant factor in aligning the interests of the officers with those of shareholders. Stock options and stock awards under such plans are allocated based upon regulatory practices and policies and are based upon the officers' level of responsibility and contributions to the Company and the Bank. The Company also provides a 401(k) profit sharing plan. A committee appointed by the Board of Directors administers the 401(k) profit sharing plan and the named executive officers participate in the 401(k) profit sharing plan.

        Compensation of the Chief Executive Officer. During the calendar year ended December 31, 2005, D. Michael Jones, President and Chief Executive Officer of the Company and of Banner Bank, earned $365,000 in base salary, an amount unchanged from calendar year 2004. In addition, he received incentive compensation of $150,000, which was accrued during the calendar year ended December 31, 2004 but was paid in February 2005, and was credited with $35,100 in other compensation (composed of deferred compensation of $18,300, employees' stock ownership contribution of $12,600 and 401(k) contribution of $4,200). This resulted in total compensation of $550,100, which represents a 21.0% increase from compensation paid during the prior year. In calendar year 2005, Mr. Jones was not awarded any stock options or restricted stock grants. Mr. Jones' performance bonus reflected progress the Company made during calendar year 2004 toward the attainment of improved financial performance relative to net income, return on assets, return on equity, loan and deposit growth and asset quality. In particular, net income increased $3.2 million, or 20%, from $16.1 million for the year ended December 31, 2003, to $19.3 million for the year ended December 31, 2004. Return on average assets and return on average equity improved from 0.66% and 8.21%, respectively, for 2003 to 0.70% and 9.22%, respectively, for 2004. Total loans increased by 21% and total deposits increased by 15%. The Company's non-performing assets declined from 1.20% of total loans at December 31, 2003, to 0.60% at December 31, 2004. The Committee believes that Mr. Jones' compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data and the financial performance of the Company during the fiscal year.

                    Compensation Committee:             Dean W. Mitchell, Chairman
                                                                               David B. Casper
                                                                               Gordon E. Budke
                                                                               Brent A. Orrico

        Compensation Committee Interlocks and Insider Participation. No members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended December 31, 2005, were formerly Company officers or had any relationships otherwise requiring disclosure.


        Performance Graph. The following graph compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index, a peer group of the SNL $1 Billion to $5 Billion Asset Bank Index and a peer group of the SNL Nasdaq Bank Index. Total return assumes the reinvestment of all dividends.

Total Return Performance
Banner Corporation
NASDAQ Composite
SNL $1B-$5B Bank Index
SNL NASDAQ Bank Index
Index Value
300
250
200
150
100
50
0
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Banner Corporation	$100.00	114.37	130.45	180.49	228.77	234.56
Nasdaq Total Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $1B-$5B Bank Index	100.00	121.50	140.26	190.73	235.40	231.38
SNL Nasdaq Bank Index	100.00	108.85	111.95	144.51	165.62	160.57

*Assumes $100 invested in the Common Stock at the closing price per share and each index on December 31, 2000 and that all dividends were reinvested. Information for the graph was provided by SNL Financial L.C. © 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.


        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 2005, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for Messrs. Foster and Adams. Messrs. Foster and Adams each filed a late Form 4 covering one transaction.

TRANSACTIONS WITH MANAGEMENT

        Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

INDEPENDENT AUDITORS

        Moss Adams LLP served as the Company's independent auditors for the fiscal year ended December 31, 2005. The Audit Committee of the Board of Directors is scheduled to meet in May 2006 to select the independent auditors for the fiscal year ending December 31, 2006. A representative of Moss Adams LLP will be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

        Neither of Moss Adams LLP's reports on the Company's financial statements for the fiscal years ended December 31, 2005 or 2004 contained an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. On June 9, 2004, the Audit Committee of the Company selected Moss Adams LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2004. The Company terminated its engagement of Deloitte & Touche LLP as its independent accountants effective June 9, 2004. The decision to change accountants was approved by the Company's Audit Committee and Board of Directors on June 4, 2004.

        In connection with the audits for the 2003 and 2002 fiscal years and through June 9, 2004, (1) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The Company requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission, stating whether they agree with the foregoing statements, and if not, stating the respects in which they do not agree. The required letter from Deloitte & Touche LLP with respect to the above statements made by the Company was filed as an exhibit to the Current Report on Form 8-K filed by the Company on June 11, 2004.

        The reports of Deloitte & Touche LLP on the Company's financial statements for fiscal years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.


The Company had not consulted with Moss Adams LLP during 2004 or 2003 or the period from January 1, 2004 through June 9, 2004, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion Moss Adams LLP might issue on the Company's financial statements.

The following table sets forth the aggregate fees billed, or expected to be billed, to the Company by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2005 and 2004.

	December 31,
	2005 2004
Audit Fees (1)	$327,900	$225,000
Audit-Related Fees	--	40,500
Tax Fees	--	6,081
All Other Fees	--	--

(1) Fees for 2005 include estimated amounts to be billed.

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

        The Company's 2005 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 1, 2006. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of the Company's Form 10-K for the calendar year ended December 31, 2005, as filed with the SEC, will be furnished without charge to shareholders of record as of March 1, 2006 upon written request to Albert H. Marshall, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.


SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Company's annual meeting to be held in 2007 must be received by the Company no later than November 24, 2006 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        In addition, the Company's Articles of Incorporation provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

        The Company's Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date of the Annual Meeting of shareholders; provided, however, that if less than 31 days' notice of the Annual Meeting is given to shareholders, such written notice must be delivered to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included pursuant to the Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                                                                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                                                       /s/Albert H. Marshall

                                                                                            ALBERT H. MARSHALL
                                                                                            SECRETARY

Walla Walla, Washington
March 24, 2006

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APPENDIX A

Banner Corporation
Charter of the
Corporate Governance/Nominating Committee

I. AUTHORIZATION:   The Corporate Governance Committee of the Board of Directors of Banner Corporation (the
             "Committee") is authorized by a resolution of the Board of Directors approved at November 22, 2002, subject to the powers, duties and limitations as provided in this Charter, and shall remain in continuous existence until such time as it is dissolved by an act of the Board.

II. PURPOSE:    The primary function of the Committee is to assure that the Corporation maintains the highest standards and best practices in all critical areas relating to the management of the business of the company. To this end, the
                Committee will remain current with all of the pertinent rules and regulations applicable to the Corporation in order to meet the community's expectations with respect to the governance of a public corporation. The Committee is intended to be consistent with and fulfill the objectives of Public Law # 107-204 (Sarbanes-Oxley Act of 2002, or the
                "Act") as issued July 30, 2002 and as it may be revised from time to time.

III. DUTIES AND RESPONSIBILITIES:    The Committee will monitor and evaluate the practices and procedures of the
                Corporation and, when appropriate, advise the Board of Directors as may be required, relating to each of the following:

      1.       The qualifications required of individuals proposed as candidates for the Board of Directors

      2.       The process and procedures by which a candidate shall be nominated for election to the Board of Directors

      3.       The size and composition of the Board of Directors, including procedures for filling Director positions vacated other than at the completion of an appointed term

      4.       The duties and responsibilities of elected Board Members including

                        a.     Responsibilities to shareholders

                        b.     Attendance at meetings

                        c.     Avoidance of conflicts of interest and inappropriate transactions

      5.       Director training and information resources including

                        a.     An orientation program for new directors

                        b.     Continuing education opportunities

                        c.     Clear and adequate reports

                        d.     Notification of significant events and transactions

      6.       The form, composition and effectiveness of authorized Board committees under the same standards applied to the
                Board as a whole

      7.       Membership, composition, qualifications, duties and obligations of subsidiary boards, subject to the requirements of the Securities and Exchange Commission and Nasdaq, consistent with the standards of governance applicable to the entire Corporation

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      8.      Documentation of Board activities including the timing and content of board reports, board communication, documents retention, adequacy of minutes and committee deliberations including an effective summary of discussion points and dissenting opinions

      9.      Meeting schedule and agendas, including the required frequency of meetings, materials supplied to members, minutes taken and other record keeping requirements

    10.      Director access to management, employees, internal and external auditors, regulators and independent advisors

    11.      Shareholder access to director information

    12.      Evaluation of the Chief Executive Officer and senior management

    13.      Management succession

    14.      Creation and maintenance of the Corporation's Code of Ethics including review, revision, disclosure, and application

IV. COMPOSITION OF COMMITTEE:    The Committee will be composed of no less than three (3) members, each of whom shall be a member in good standing of the Board of Directors who is determined to be an Independent member of the Board as defined in the Act. Members shall be appointed by the Board of Directors and shall serve at the will of the Board until dismissed. Provided, however, that any Committee member who is determined to cease to be an
               Independent director, as that term is defined by the National Association of Security Dealers, will resign immediately from the Committee and that position will be filled by the Board at the first practicable opportunity.
              Annually, the Board of Directors will designate a member of the Committee to serve as its Chair.

V. COMMITTEE OPERATIONS:    The Committee shall meet at intervals to be determined by the Committee but not less frequently than once each calendar quarter. The Committee will conduct its meetings in an orderly manner and will memorialize its activities in the form of contemporaneous and permanently recorded minutes. The Committee also will provide a report of its activities to the Board of Directors at the Board's next regularly scheduled meeting or at the next practicable opportunity.

VI. AUTHORITY TO DELEGATE:   The Committee is responsible without limitation for the competent and responsible execution of the duties and obligations of the Committee. However, nothing herein is intended to prohibit the
              Committee from creating, at its discretion, sub-committees of the Committee or consulting with outside consultants, employees of the Corporation, or any other party selected in a good faith manner, provided that each such sub-
              committee will have as a member at least one Independent director.

VII. NOMINATIONS FOR MEMBERS OF THE BOARD OF DIRECTORS:   The Committee shall be responsible for
              recommending to the Board of Directors prospective candidates for election to the Board of Directors. In assessing the qualifications of prospective candidates, the Committee will:

     1.     Have sole authority to retain and terminate search firms, including the approval of all fees and contract terms

       2.     Set board member qualifications

       3.     Interview nominees

       4.     Determine whether or not a candidate would qualify as an independent board member

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VIII. EVALUATIONS OF BOARD MEMBERS AND EXECUTIVES:    The Committee will establish criteria for evaluation of
              members of the Board and the senior executives of the Corporation and will oversee an annual evaluation of the board and the executives. The Committee will retain the exclusive right to retain outside consulting firms to assist in such evaluation and will retain the sole authority to set the fees and terms of such engagements, including particularly the sole authority to terminate any such engagement.

IX. OVERSIGHT OF CONDUCT AND ETHICS:    The Committee will enact procedures and policies intended to assure the acts of the Corporation comply with all applicable laws and regulations relating to:

       1.    Compliance with laws and regulations

       2.    Conflicts of interest

       3.    Full, accurate and timely disclosures

       4.    Ethics programs and compliance training and education

       5.    Insider trading involving securities issued by the Corporation

       6.    Corporate opportunities guidelines

       7.    Competition and fair dealing

       8.    Human resources, including issues of discrimination, harassment, health and safety

       9.    Customer confidentiality and privacy

     10.    Protection and proper use of company assets

     11.    Community/public relations

X. INDEPENDENCE:    The Committee reports directly to the Board of Directors of the Corporation.

* * * * *

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REVOCABLE PROXY
BANNER CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2006

The undersigned hereby appoints Robert D. Adams and Wilber Pribilsky, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Banner Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting"), to be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 25, 2006, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

		FOR	VOTE WITHHELD

1.	The election as director of the nominees listed below (except as marked to the contrary below)	[ ]	[ ]

Gordon E. Budke David B. Casper Constance H. Kravas Michael M. Smith

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

2.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the above proposal.

The proxies or the trustees of the ESOP, as the case may be, will vote your shares as directed on this card. If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors' recommendations. If any other business is presented at the Annual Meeting, the proxies will vote your shares in accordance with the directors' recommendations. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the Annual Meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 24, 2006 and the 2005 Annual Report to Shareholders.

Dated:_______________ , 2006

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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